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                                                                Exhibit 99.1



For Immediate Release:  August 24, 2005
Contact: Steve Vanderwoude, Chief Executive Officer at (919) 563-8226 or Rick Whitener, Vice President and Treasurer at (919) 563-8374

Bond Ticker: MADRIV
August 24, 2005
Mebane, North Carolina

              MADISON RIVER COMMUNICATIONS ANNOUNCES SUCCESSFUL
                  HEART SURGERY FOR CHIEF FINANCIAL OFFICER


Mebane, North Carolina - August 24, 2005 - On August 23, 2005, the Chief Financial Officer for Madison River Communications, Mr. Paul H. Sunu, underwent successful heart bypass surgery, a day after suffering a heart attack. Mr. Sunu's surgical procedure was successful and expectations for a full recovery are positive. Mr. Sunu should be able to resume normal business activities within six to eight weeks. In September, as the progress of his recovery permits, Mr. Sunu is expected to resume limited involvement in the day-to-day operations of the business.

     Madison River Capital, LLC operates as Madison River Communications and is a wholly owned subsidiary of Madison River Telephone Company, LLC. Madison River Communications operates and enhances rural telephone companies and uses advanced technology to provide competitive communications services in its edge-out markets. Madison River Telephone Company, LLC is owned by affiliates of Madison Dearborn Partners Inc., Goldman, Sachs & Co. and Providence Equity Partners, the former shareholders of Coastal Utilities, Inc. and members of management.